Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in this Annual Report (Form 10-K) of Boole & Babbage, Inc. of our report dated October 21, 1998, included in the 1998 Annual Report to Stockholders of Boole & Babbage, Inc.

       Our audits also included the financial statement schedule of Boole & Babbage, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

       We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-13837, 33-39248, 33-65145, 333-32341, 33-79782,
333-02723 and 333-66373) pertaining to the 1986 Incentive Stock Option Plan, the 1986 Supplemental Stock Option Plan, the Employee Stock Purchase Plan, the 1993 Nonemployee Directors' Stock Option Plan, the 1995 Stock Option Plan and the 1997 Non-Officer Stock Option Plan of Boole & Babbage, Inc. of our report dated October 21, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Boole & Babbage, Inc.




\Ernst & Young LLP\

San Jose, California
December 28, 1998


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